UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________
FORM 8-K
_______________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2022
INNOVIVA, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number) 1350 Old Bayshore Highway, Suite 400 Burlingame, California 94010 (650) 238-9600	94-3265960 (I.R.S. Employer Identification Number)
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
(Former name or former address, if changed since last report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INVA	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement

On May 20, 2021, in connection with the repurchase of shares of Innoviva, Inc. (“Innoviva”) from Glaxo Group Limited, Innoviva Strategic Partners LLC (“Strategic Partners”), a wholly owned subsidiary of Innoviva, received a distribution of $110,00,000 from ISP Fund LP (the “Partnership”).  Strategic Partners, the Partnership and Sarissa Capital Fund GP LP entered into a letter agreement in connection with such distribution (the “Letter Agreement”) pursuant to which, among other things, Strategic Partners committed to make a capital contribution to the Partnership in an amount equal to the distribution no later than March 31, 2022.  On March 30, 2022, Strategic Partners made such contribution to the Partnership. The contribution was approved by the audit committee of Innoviva’s Board of Directors.
The Letter Agreement was attached as Exhibit 10.2 to the Current Report on Form 8-K filed on May 20, 2021, and is incorporated herein by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 1, 2022	INNOVIVA, INC. By: /s/ Pavel Raifeld Pavel Raifeld Chief Executive Officer